                                                                     Exhibit 7.2

                           SIGHT RESOURCE CORPORATION



INTRODUCTION

The accompanying unaudited proforma consolidated balance sheets as of December 31, 1995 and June 30, 1996 gives effect to the acquisition of Sellers as if the transaction occurred at December 31, 1995 and June 30, 1996, respectively. The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996, gives effect to the acquisition as if the occurred as of January 1, 1995 and January 1, 1996, respectively.

The proforma combined financial statements do not purport to represent what the Company's financial position or results of operations would have actually been if such transaction had in fact occurred on those dates or to project the Company's financial position or results of operations for any future period.

                          SIGHT RESOURCE CORPORATION
                Unaudited Proforma Consolidated Balance Sheets
                                (In thousands)

                                    Sight Resource      E.B. Brown                       Pro-forma at
                                      Corporation        Opticians      Adjustments       December 31,
                                                          Inc.(1)                             1995
                                    ------------------------------------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents               $ 8,035       $   915       $(4,000)  (2)        $ 4,950
   Accounts receivable, net                    662           324             -                  986
   Inventories                               1,865         1,110             -                2,975
   Prepaid expenses and other current
    assets                                     171           357            (2)  (3)            526
                                           -------       -------       -------               ------
      Total current assets                  10,733         2,706        (4,002)               9,437
                                           -------       -------       -------               ------
Investment securities                            -           192             -                  192

Property and equipment                       8,258         5,214             -               13,472
Less accumulated depreciation               (2,480)       (3,369)            -               (5,849)
                                           -------       -------       -------               ------
      Net property and equipment             5,778         1,845             -                7,623
                                           -------       -------       -------               ------
Other assets:
   Intangible assets                         6,908             -         5,380   (4)         12,288
   Other assets                                135           233          (225)  (3)            143
                                           -------       -------       -------              -------
      Total other assets                     7,043           233         5,155               12,431
                                           -------       -------       -------              -------
                                           $23,554       $ 4,976       $ 1,153              $29,683
                                           =======       =======       =======              =======
LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Revolving note payable                  $   475       $     -       $     -              $   475
   Current portion of long term debt           400             -           400   (2)            800
   Accounts payable                          1,727           357             -                2,084
   Accrued expenses                          2,804         2,031           (11)  (3)          4,824
                                           -------       -------       -------               ------
      Total current liabilities              5,406         2,388           389                8,183
                                           -------       -------       -------               ------
Non-current liabilities:
   Long term debt, less current
    maturities                               1,000             -         1,000   (2)          2,000
   Other liabilities                           703             -             -                  703
                                           -------       -------       -------               ------
      Non-current liabilities                1,703             -         1,000                2,703
                                           -------       -------       -------               ------
Stockholders' equity:
   Common stock                                 63            13            (8)  (5)             68
   Additional paid-in capital               25,794           371         1,525   (5)         27,690
   Shares issuable                               -             -           432   (6)            432
   Accumulated deficit                      (9,412)        2,185        (2,185)  (5)         (9,412)
    Unrealized holding gains on
     investment securities                       -            19             -                   19
                                           -------        ------       -------               ------
      Total stockholders' equity            16,445         2,588          (236)              18,797
                                           -------        ------       -------              -------
                                           $23,554       $ 4,976       $ 1,153              $29,683
                                           =======       =======       =======              =======


                          SIGHT RESOURCE CORPORATION
                Unaudited Proforma Consolidated Balance Sheets
                                (In thousands)

                                          Sight Resource      E.B. Brown                            Pro-forma at
                                            Corporation       Opticians, Inc. (1)    Adjustments    June 30, 1996
                                        --------------------------------------------------------------------------
ASSETS

Current assets:
   Cash and cash equivalents                  $ 15,662           $   929              $(4,000)  (2)     $ 12,591
   Accounts receivable, net                        955               327                    -              1,282
   Inventories                                   1,891             1,224                    -              3,115
   Prepaid expenses and other current
    assets                                         432               362                   (2)  (3)          792
                                             ---------           -------              -------           --------
      Total current assets                      18,940             2,842               (4,002)            17,780
                                             ---------           -------              -------           --------

Investment securities                                -               214                    -                214

Property and equipment                           8,090             5,376                    -             13,466
Less accumulated depreciation                   (2,893)           (3,623)                   -             (6,516)
                                             ---------           -------              -------           --------
      Net property and equipment                 5,197             1,753                    -              6,950
                                             ---------           -------              -------           --------

Other assets:
   Intangible assets                             6,724                 -                5,379   (4)       12,103
   Other assets                                    141               254                 (245)  (3)          150
                                             ---------           -------              -------           --------
      Total other assets                         6,865               254                5,134             12,253
                                             ---------           -------              -------           --------
                                              $ 31,002           $ 5,063              $ 1,132           $ 37,197
                                             =========           =======              =======           ========

LIABILITIES & STOCKHOLDERS' EQUITY

Current liabilities:
   Revolving note payable                     $    475           $     -              $     -                475
   Current portion of long term debt               400                 -                  400   (2)          800
   Accounts payable                              1,393               409                    -              1,802
   Accrued expenses                              2,521             1,959                   97   (3)        4,577
                                             ---------           -------              -------           --------
      Total current liabilities                  4,789             2,368                  497              7,654
                                             ---------           -------              -------           --------

Non-current liabilities:
   Long term debt, less current
    maturities                                     800                 -                1,000   (2)        1,800
   Other liabilities                               713                 -                    -                713
                                             ---------           -------              -------           --------
      Non-current liabilities                    1,513                 -                1,000              2,513
                                             ---------           -------              -------           --------

Commitments and contingencies                        -

Stockholders' equity:
   Common stock                                     80                13                   (8)  (5)           85
   Additional paid-in capital                   35,377               371                1,525   (5)       37,273
   Shares issuable                                   -                 -                  432   (6)          432
   Accumulated deficit                         (10,757)            2,314               (2,314)  (5)      (10,757)
   Unrealized holding loss on
    investment securities                            -                (3)                   -                 (3)
                                             ---------           -------              -------           --------
      Total stockholders' equity                24,700             2,695                 (365)            27,033
                                             ---------           -------              -------           --------

                                              $ 31,002           $ 5,063              $ 1,132           $ 37,200
                                             =========           =======              =======           ========


                          Sight Resource Corporation
            Unaudited Proforma Consolidated Statement of Operations
                         Year ended December 31, 1995
                 (In thousands, except for per share amounts)

                                                   Sight Resource         E.B. Brown                            Pro-forma at
                                                    Corporation            Opticians,      Adjustments          December 31,
                                                                             (A.)                                   1995
                                                    ------------------------------------------------------------------------

Net revenue                                            $18,240             $14,577         $   -                   $32,817

Cost of revenue                                          8,147               4,169             -                    12,316
                                                       -------              -----          -----                   -------
   Gross profit                                         10,093              10,408             -                    20,501

Selling, general and administrative
 expenses                                               15,265               9,979            128 (B.),(C.)         25,372
                                                       -------              -----          -----                   -------

Income (loss) from operations                           (5,172)               429           (128)                   (4,871)
                                                       -------             ------          -----                   -------

Other income (expense)
   Interest income                                         387                 71              -                       458
   Interest expense                                       (253)                 -            (98)     (D.)            (351)
   Other                                                   150                  1              -                       151
                                                       -------             ------          -----                   -------
     Total other income (expense)                          284                 72            (98)                      258
                                                       -------             ------          -----                   -------

Income (loss) before income tax                         (4,888)                501          (226)                   (4,613)

Income taxes                                                 -                  86           (86)     (E.)              -
                                                       -------              -----          -----                   -------

Net income (loss)                                      $(4,888)            $   415          $(140)                 $(4,613)
                                                       =======             =======          =====                  =======
       Net loss per share                               $(0.89)                  -              -                   $(0.77)
                                                       =======             =======          =====                  =======
       Weighted average number of
       common shares  outstanding                        5,488                   -            522      (F.)          6,010
                                                       =======             =======          =====                  =======

                          Sight Resource Corporation
            Unaudited Proforma Consolidated Statement of Operations
                     Six Month Period Ended June 30, 1996
                                (In thousands)


                                                                                                  Pro-forma
                                       Sight Resource     E.B. Brown                                  at
                                        Corporation      Options, Inc.    Adjustments              June 30,
                                                             (A.)                                     1996
                                       --------------    ---------------------------------------------------

Net revenue                                $11,569          $7,847            $   -                   $19,416

Cost of revenue                              4,549           2,867                -                     7,416
                                           -------          ------            -----                   -------
   Gross profit                              7,020           4,980                -                    12,000

Selling, general and administrative
 expenses                                    8,541           4,460              203   (B.), (C.)       13,204
                                           -------          ------            -----                   -------
Income (loss) from operations               (1,521)            520             (203)                   (1,204)
                                           -------          ------            -----                   -------
Other income (expense)
     Interest income, net                      179              16              (49)    (D.)              146
     Other                                       -               5                -                         5
                                           -------          ------            -----                   -------
     Total other income (expense)              179              21              (49)                      151
                                           -------          ------            -----                   -------

Income (loss) before income tax             (1,342)            541             (252)                   (1,053)
                                           -------          ------            -----                   -------

Income taxes                                     -              93              (93)    (E.)                -
                                           -------          ------            -----                   -------
Net income (loss)                          $(1,342)         $  448            $(159)                  $(1,053)
                                           =======          ======            =====                   =======

  Net loss per share                        $(0.21)              -                -                    $(0.15)
                                           =======          ======            =====                   =======
Weighted average number of
common shares outstanding                    6,402               -              522     (F.)            6,924
                                           =======          ======            =====                   =======

                           SIGHT RESOURCE CORPORATION
         NOTES TO UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEETS AT DECEMBER 31, 1995 AND
--------------------------------------------------------------------------------
JUNE 30, 1996
-------------

1) To include the accounts of Sellers as if the acquisition occurred at December 31, 1995 and June 30, 1996

2) To adjust for cash payment made and notes payable entered into in connection with the acquisition of Seller.

3) To adjust for certain assets and certain liabilities not purchased in the acquisition.

4) To record the excess of the purchase price over the book value of net assets acquired in connection with the acquisition. An independent appraiser is currently assessing the fair value of the assets acquired.

5) To eliminate stockholders' equity of Sellers and adjust common stock and additional paid in capital for 521,997 shares issued in connection with the acquisition.

6) To record shares issuable to two employees of Opticians as per the Agreement



NOTES TO UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR
------------------------------------------------------------------------------
ENDED DECEMBER 31, 1995 AND THE SIX MONTHS ENDED  JUNE 30, 1996
---------------------------------------------------------------


A) To include the results of Sellers for the year ended December 31, 1995 and the six months ended June 30, 1996, as if the acquisition occurred at the beginning of 1995 and 1996, respectively.

B) To adjust the President of Sellers salary in line with the Consulting Agreement dated September 18, 1996.

C) To adjust for the amortization of goodwill and other intangibles with amortization periods ranging from 10-25 years.

D) To adjust interest expense related to the indebtedness associated with acquiring Sellers. Balance outstanding of $1,400,000 at an annual interest rate of 7% for the year ended December 31, 1995 and the six months ended June 30, 1996.

E) To adjust Federal tax expense based upon consolidated net loss.

F) To adjust the weighted average number of common shares outstanding to reflect the acquisition as if it occurred at the beginning of 1996 and 1995.